AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 26, 2004



                                                 REGISTRATION NO. 333-113016

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -------------------------------

                                 PRE-EFFECTIVE
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         -------------------------------

                                XATA CORPORATION
             (Exact Name of registrant as specified in its charter)

         MINNESOTA                        7373                     41-1641815
(State or other jurisdiction   (Primary Standard Industrial     (I.R.S. Employer
     of incorporation)          Classification Code Number)      Identification
                                                                    Number)
                         -------------------------------
              151 EAST CLIFF ROAD, SUITE 10, BURNSVILLE, MINNESOTA
         55337 (612) 894-3680 (Address, including zip code and telephone number, including area code of registrant's principal executive offices)
                         -------------------------------
                     JOHN G. LEWIS, CHIEF FINANCIAL OFFICER
                                XATA CORPORATION
                          151 EAST CLIFF ROAD, SUITE 10
                           BURNSVILLE, MINNESOTA 55337
                TELEPHONE: (952) 894-3680 TELEFAX: (952) 894-2463
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         -------------------------------
                                   Copies to:
                            JANNA R. SEVERANCE, ESQ.
                   MOSS & BARNETT, A PROFESSIONAL ASSOCIATION
                4800 WELLS FARGO CENTER, 90 SOUTH SEVENTH STREET
                        MINNEAPOLIS, MINNESOTA 55402-4129
                            TELEPHONE: (612) 347-0367
                         -------------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
              From time to time, commencing as soon as practicable
            after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

         If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                         -------------------------------

         THE REGISTRANT HEREBY AMENDS THE REGISTRATION STATEMENT ON SUCH DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting any offer to buy these securities in any state where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION, DATED MARCH 26, 2004


                                XATA CORPORATION

                         425,000 SHARES OF COMMON STOCK

                           (PAR VALUE, $.01 PER SHARE)

                        ---------------------------------

         This prospectus relates to up to 425,000 shares of the common stock of XATA Corporation ("XATA," the "Company," "we," "our," or "ours") which may be sold from time to time by the selling security holders identified in this prospectus.


         Our common stock is listed on the Nasdaq SmallCap Market under the symbol "XATA." On March 24, 2004, the last sales price of our common stock as reported on the Nasdaq market was $5.81 per share.


         INVESTING IN OUR COMMON STOCK INVOLVES CERTAIN RISKS. SEE "INFORMATION REGARDING FORWARD-LOOKING STATEMENTS" BEGINNING ON PAGE 2 FOR A DISCUSSION OF THESE RISKS.

                        ---------------------------------


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        ---------------------------------







               THE DATE OF THIS PROSPECTUS IS _____________, 2004.

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

XATA CORPORATION..................................................................................................1

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS..................................................................2

USE OF PROCEEDS...................................................................................................2

SELLING STOCKHOLDERS..............................................................................................3

PLAN OF DISTRIBUTION..............................................................................................3

LEGAL MATTERS.....................................................................................................5

EXPERTS...........................................................................................................5

MATERIAL CHANGES..................................................................................................5

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION..............................................................5

WHERE YOU CAN FIND MORE INFORMATION...............................................................................6

SIGNATURES.......................................................................................................11

                                XATA CORPORATION

         XATA Corporation ("XATA" or the "Company") is the leader in onboard fleet management solutions for the private fleet trucking market. XATA's products seamlessly combine global positioning, wireless communication and fleet management software to help companies create enterprise-wide fleet management systems.

         XATA's systems provide mobile two-way messaging and real-time vehicle location. Additionally, XATA's products automate Department of Transportation ("DOT") driver log requirements and state fuel tax reporting, as well as collect data for vehicle diagnostics, driver performance and mileage. The Company's proven solutions enable its customers to reduce fuel costs, increase operational efficiencies, improve safety and enhance customer service.

         We are incorporated under the laws of the State of Minnesota and our principal executive offices are located at 151 East Cliff Road, Suite 10, Burnsville, MN 55337. Our telephone number is (952) 894-3680, our fax number is
(952) 894-2463, and our website is www.xata.com.

                INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus may include or incorporate by reference "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, including statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future and may be identified by the use of words (or the negative thereof) such as "believe," "intend," "anticipate," "expects," and other words of similar import. These words indicate "forward-looking statements" and are thus prospective. These statements reflect our current expectations regarding (i) our future profitability and liquidity,
(ii) the benefits to be derived from business strategy and (iii) other future developments in our business or the industry in which we operate.

         Forward-looking statements may also be found in the information incorporated by reference under the heading "Where You Can Find More Information," and may include statements relating to:

         o        our business development activities;

         o        sales and marketing efforts;

         o the status of material contractual arrangements including the negotiation or re-negotiation of such arrangements;

         o        future capital expenditures;

         o the effects of regulation and competition on our business and future operating performance; and

         o the costs, timing, results, benefits and risks associated with our research, development, and commercialization of new products.

         Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those possible results discussed in the forward-looking statements as a result of various factors. Consequently, you should regard forward-looking statements only as our current plans, estimates and beliefs. All forward-looking statements and reasons why results may differ included in this prospectus are made as of the date hereof, and we do not promise to notify you if we learn that our assumptions or projections are wrong for any reason. Before you decide to invest in shares of common stock you should be aware that various risks, which are described under the heading "Risk Factors" in Part I, Item 1 of our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003, filed with the SEC on December 29, 2003, as amended, modified or supplemented in any future filing with the SEC, could cause our actual results to differ from what we have stated in any forward-looking statements.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale by the selling security holders of the shares of common stock.

                              SELLING STOCKHOLDERS


         The shares of common stock being offered by the selling security holders are issued and outstanding shares of our common stock. We are registering the shares so that the selling security holders may offer the shares for resale from time to time.



         The table below lists the selling security holders and other information regarding the beneficial ownership of the common stock by each of the selling security holders. The second column lists, for each selling security holder, the number of shares of common stock held by such security holder or issuable (pursuant to options or warrants) to such security holder within 60 days of March 26, 2004. The third column lists the shares offered by each selling security holder. The selling security holders may sell all, some, or none of their shares in this offering. The fourth column shows the ownership of each selling stockholder, assuming sale of all shares offered by such stockholder. See "Plan of Distribution."


Name and Address(1) of Selling        Shares Beneficially Owned    Shares to be Offered by     Shares Beneficially
Stockholder                             Prior to the Offering      the Selling Stockholder   Owned After the Offering
----------------------------------    -------------------------    -----------------------   ------------------------
                                         Number      Percentage                                Number     Percentage
                                      ----------     ----------                              ---------    ----------
Ashford Capital Partners, L.P. (1)      256,000         3.6%               256,000                0            0
Anvil Investment Associates, L.P.       169,000         2.4%               169,000                0            0
(1)

-------------------------
 * Less than 1%.

(1) The address of the selling stockholders is c/o Ashford Capital Management, Inc., P.O. Box 4172, Wilmington, Delaware 19807. Theodore
         H. Ashford has investment and voting authority over all shares. Mr. Ashford is the Principal Member of Anvil Management Co. LLC, which is the General Partner of Anvil Investment Associates, LP, and President of Ashcap Corporation, which is the General Partner of Ashford Capital Partners, LP.


(2) Based on 7,146,194 shares of common stock outstanding as of March 26, 2004.


                              PLAN OF DISTRIBUTION

         We are registering shares of common stock to permit the resale of the shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale. We will be reimbursed by the persons who sold the shares to the selling stockholders. These persons are our affiliates (one is an entity associated with a member of our Board of Directors and one is an entity beneficially owned by a significant XATA shareholder).

         The selling security holders have advised us that there are presently no underwriting arrangements with respect to the sale of the shares; however, such arrangements may exist in the future. The selling security holders, or their pledges, donees, transfers or other successors in interest, may choose to sell all or a portion of their common stock from time to time directly or through one or more underwriters, broker-dealers or agents. If the common stock is sold through underwriters or broker-dealers, the selling security holder will be responsible for underwriting discounts or commissions or agent's commissions. The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

         (1) on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale,

         (2)      in the over-the-counter market,

         (3) in transactions otherwise than on these exchanges or systems or in the over-the-counter market,

         (4) through the writing of options, whether such options are listed on an options exchange or otherwise, or

         (5)      by any other legally available means.

         If the selling security holders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling security holders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

         The selling security holders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions paid, or any discounts or concessions allowed to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling security holder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

         Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         There can be no assurance that any selling security holder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

         The selling security holders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling security holders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

         We will pay all expenses of the registration of the shares of common stock estimated to be approximately $5,000 in total, including, without limitation, Securities and Exchange Commission filing fees, expenses of compliance with state securities or "blue sky" laws and transfer agent fees relating to sales pursuant to this prospectus; provided, however, that we will be reimbursed by the persons who sold the shares to the selling stockholders. These persons are our affiliates (one is an entity associated with a member of our Board of Directors and one is an entity beneficially owned by a significant XATA shareholder). The selling security holders will pay all underwriting discounts and selling commissions, if any.

         Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

                                  LEGAL MATTERS

         Legal matters related to the issuance of the shares of common stock being offered by this prospectus will be passed upon for us by the law firm of Moss & Barnett, A Professional Association, Minneapolis, Minnesota.

                                     EXPERTS

         The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-KSB for the year ended September 30, 2003 have been so incorporated in reliance on the report of Grant Thornton LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

                                MATERIAL CHANGES

         There have been no material changes in the financial condition of the Company since its Report on Form 10-QSB for the fiscal quarter ended December 31, 2003.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                          FOR SECURITY ACT LIABILITIES

         XATA's amended and restated Articles of Incorporation, as amended and restated, limit personal liability for breach of the fiduciary duty of its directors, to the fullest extent provided by the Minnesota Business Corporation Act. Articles eliminate the personal liability of directors for damages occasioned by breach of fiduciary duty, except for liability based on the director's duty of loyalty to XATA, liability for acts or omissions not made in good faith, liability for acts or omissions involving intentional misconduct, liability based on payments of improper dividends, liability based on violations of state securities laws, and liability occurring prior to the date such provision was added. Any amendment to or repeal of these provisions will not be applied retroactively to adversely affect any right or protection of a director with respect to any acts or omissions occurring prior to the amendment or repeal.

         The Minnesota Business Corporation Act and XATA's Bylaws provide that officers and directors of XATA have the right to indemnification from the Company for liability arising out of certain actions to the fullest extent permissible by law. This indemnification may be available for liabilities arising in connection with this offering. However, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Act and is therefore unenforceable.

         In addition, we have entered into indemnification agreements with Trident Capital, Inc. (the controlling entity of the holders of our Series B Convertible Preferred Stock) and the persons designated as directors of the Company by Trident Capital which is intended to hold them harmless from liability they may incur as a "controlling person," in the case of Trident Capital, and as directors, with respect to the individual appointees.


         Section 302A.671 of the Minnesota Business Corporation Act (the "Minnesota Act") applies with certain exceptions, to any acquisition of voting stock of XATA, including the receipt of a proxy, from a person other than XATA, and other than in connection with certain mergers and exchanges to which XATA is a party, that results in the beneficial ownership by the acquiring party of 20% or more of the Company's voting stock then outstanding. Under Section 302A.671 any such acquisition must be approved by a majority vote of XATA's shareholders. In general, in the absence of such approval, shares exceeding the threshold are denied voting rights and may be redeemed by XATA at their then fair market value within 30 days after the acquiring person fails to give a timely information statement to the Company or after the date that shareholders vote not to grant voting rights to the acquiring person's shares.

         Section 302A.673 of the Minnesota Act generally prohibits any business combination by a Minnesota company with any shareholder that purchases 10% or more of the company's voting shares (an "interested shareholder") within four years following the interested shareholder's share acquisition date, unless the business combination is approved by a committee of all of the disinterested members of the Board of Directors of the company before the share acquisition.

         These statutory provisions could delay or prevent a change in control of XATA.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read, or copy, any document we file at the public reference room maintained by the Commission at 450 Fifth Street NW, Washington, DC 20549, and at the following regional offices of the Commission: New York Regional Office, 233 Broadway, New York, New York 10279; and Chicago Regional Office, Citicorp Center, 5000 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of this information can be obtained by mail from the Commission's Public Reference Branch at 450 Fifth Street NW, Washington, DC 20549. In addition, our filings with the Commission are also available to the public on the Commission's internet website at http://www.sec.gov.

         We have filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933 with respect to the securities offered in this offering. This prospectus does not contain all of the information set forth in the registration statement and its exhibits and schedules. Statements made by us in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete. For a more complete description of these contracts, agreements or other documents, you should carefully read the exhibits to the registration statement.

         The registration statement, together with its exhibits and schedules, which we filed with the Commission, may also be reviewed and copied at the public reference facilities of the Commission located at the addresses set forth above. Please call the Commission at 1-800-SEC-0330 for further information on its public reference facilities.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information we later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act until this offering is complete:


         o Our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003 (File No. 0-27166);

         o Our Quarterly Report on Form 10-QSB for the fiscal quarter ended December 31, 2003 (File No. 0-27166); and

         o The description of our common stock, which is contained in our Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act, as declared effective by the SEC on December 20, 1995, and any description of any of our securities which is contained in any registration statement filed after the date hereof under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating any such description.

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                  SEC registration fee                                            225.00
                  Legal fees and expenses                                      $2,250.00
                  Accounting fees and expenses                                 $2,250.00
                  Printing expenses                                              $250.00
                  Miscellaneous                                                   $25.00
                                                                               ---------
                           TOTAL                                               $5,000.00
                                                                               =========

         The Company will bear all of the costs and expenses of the Offering. The selling stockholders will not pay any of the expenses of the Offering.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Unless prohibited in a corporation's articles or bylaws, Minnesota Statutes Section 302A.521 requires indemnification of officers, directors, employees and agents, under certain circumstances, against judgments, penalties, fees, settlements and reasonable expenses (including attorneys' fees and disbursements) incurred by such person in connection with a threatened or pending proceeding with respect to the acts or omissions of such person in his or her official capacity. The general effect of Minnesota Statutes Section 302A.521 is to reimburse (or pay on behalf of) directors and officers of the Registrant any personal liability that may be imposed for certain acts performed in their capacity as directors and officers of the Registrant, except where such persons have not acted in good faith. The Bylaws of the Registrant provide for such indemnification to the maximum extent permitted by Minnesota Statutes.

         In addition, we have entered into indemnification agreements with Trident Capital, Inc. (the controlling entity of the holders of our Series B Convertible Preferred Stock) and the persons designated as directors of the Company by Trident Capital which is intended to hold them harmless from liability they may incur as a "controlling person," in the case of Trident Capital, and as directors, with respect to the individual appointees.

ITEM 16. EXHIBITS

5.1      Opinion of Moss & Barnett, A Professional Association
23.1     Consent of Grant Thornton LLP
23.2     Consent of Moss & Barnett, A Professional Association (included in
         Exhibit 5.1 filed herewith)

ITEM 17. UNDERTAKINGS

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs a(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the

Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly authorized this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on March 25, 2004.


                                               XATA CORPORATION



                                               By:  /s/ Craig S. Fawcett
                                                    ----------------------------
                                                    Craig S. Fawcett, Chief
                                                      Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Craig S. Fawcett and John G. Lewis and each of them acting individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities on this 25th day of March, 2004.



            SIGNATURE                                         TITLE                                    DATE
            ---------                                         -----                                    ----

/s/ Craig S. Fawcett                               Chief Executive Officer and President          March 25, 2004
--------------------------------------------       (Principal executive officer)
Craig S. Fawcett


/s/ John G. Lewis                                  Chief Financial Officer, Treasurer and         March 25, 2004
--------------------------------------------       Secretary (Principal accounting and
John G. Lewis                                      financial officer)



/s/ Stephen A. Lawrence*                           Director (Chairman)
--------------------------------------------
Stephen A. Lawrence


/s/ Roger W. Kleppe*                               Director
--------------------------------------------
Roger W. Kleppe


/s/ Carl M. Fredericks*                            Director
--------------------------------------------
Carl M. Fredericks


/s/ Richard L. Bogen*                              Director
--------------------------------------------
Richard L. Bogen


/s/ Charles Ray Stamp, Jr.*                        Director
--------------------------------------------
Charles Ray Stamp, Jr.


/s/ Christopher P. Marshall*                       Director
--------------------------------------------
Christopher P. Marshall



*Executed by the undersigned as attorney-in-fact for the named signatory

/s/ John G. Lewis
---------------------------------------------                                                     March 25, 2004

                                  EXHIBIT INDEX

Exhibit No.              Description of Exhibits
-----------              -----------------------
5.1                      Opinion of Moss & Barnett, A Professional Association
23.1                     Consent of Grant Thornton LLP
23.2                     Consent of Moss & Barnett, A Professional Association (included in Exhibit 5.1 filed herewith)